     As filed with the Securities and Exchange Commission on July 27, 2000
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                ______________


                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       INTEGRATED CIRCUIT SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)



       Pennsylvania                                         23-2000174

(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification Number)

2435 Boulevard of the Generals
     Norristown, PA                                        19403-3661

(Address of Principal Executive                            (Zip Code)
          Offices)


            INTEGRATED CIRCUIT SYSTEMS, INC. 1999 STOCK OPTION PLAN

                           (Full Title of the Plan)


                                  Hock E. Tan
                     President and Chief Executive Officer
                       Integrated Circuit Systems, Inc.
                        2435 Boulevard of the Generals
                          Norristown, PA  19403-3661

                    (Name and Address of Agent for Service)

                                (610) 630-5300

         (Telephone Number, including Area Code of Agent for Service)

                                ______________


                                   Copy to:

                              Lance C. Balk, Esq.
                               Kirkland & Ellis
                             153 East 53rd Street
                            New York, NY 10022-4675
                                (212) 446-4800

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                Proposed           Proposed
    Title of Securities       Amount to      Maximum Offering      Maximum             Amount of
     to be Registered             be             Price             Aggregate        Registration Fee
                              Registered       per Share           Offering
                                                                  Price/(2)/

Common Stock, par value         8,821,211       $ 0.74/(1)/           $6,527,696         $1,723.31
$0.01 per share,
underlying options issued
under the 1999 Stock
Option Plan

Common Stock, par value $0.01      17,575       $22.38/(3)/           $  393,329         $  104.00
per share, issued and outstanding
as a result of the exercise of
options issued under the 1999
Stock Option Plan

================================================================================
/(1)/ Calculated by taking the weighted average of the exercise price for all options that have been issued under the Integrated Circuit Systems, Inc. 1999 Stock Option Plan.
/(2)/ Estimated solely for purposes of calculating the registration fee.
/(3)/ Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the shares reported on the Nasdaq National Market on
      July 21, 2000.
================================================================================

                               Explanatory Note

        The material which follows, up to but not including Part II of this Registration Statement, constitutes a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 pursuant to General Instruction C to Form S-8 and is to be used in connection with resales of securities acquired under Integrated Circuit Systems, Inc. 1999 Stock Option Plan.

                              REOFFER PROSPECTUS



                                 17,575 Shares

                                    [LOGO]

                       Integrated Circuit Systems, Inc.

                                 Common Stock

                                    _______


     This prospectus relates to 17,575 shares of the common stock of Integrated Circuit Systems, Inc. which may be offered and resold from time to time by selling shareholders identified in this prospectus for their own accounts. It is anticipated that the selling shareholders will offer shares for sale at prevailing prices on the Nasdaq National Market on the date of sale. We will receive no part of the proceeds from sales made under this prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

     Each selling shareholder and any broker executing selling orders on behalf of them may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     Our common stock is traded on the Nasdaq National Market under the symbol "ICST." On July 26, 2000, the last reported sale price of our common stock on the Nasdaq National Market was $21.25 per share.

     Investing in our common stock involves risks.  See "Risk Factors" on page
1.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is July 27, 2000

                               TABLE OF CONTENTS

                                                                           Page
Integrated Circuit Systems, Inc.........................................    1

Risk Factors............................................................    1

Selling Shareholders....................................................    7

Plan of Distribution....................................................    8

Incorporation of Certain Documents by Reference.........................    8

Indemnification and the SEC's Position on Enforceability................    9

Where You Can Find More Information.....................................    9

                       Integrated Circuit Systems, Inc.

     We are a worldwide leader in the design, development and marketing of silicon timing devices for a number of high-growth application segments. Our silicon timing devices are used in a variety of consumer and business electronics such as personal computers, or PCs, digital cameras, set-top boxes, PC peripherals and DVD players. Our products are also increasingly being used in various communications applications including routers, switches, fiber optics, cable modems and ADSL equipment.

     Our principal executive office is located at 2435 Boulevard of the Generals, Norristown, Pennsylvania, 19403, and our telephone number is (610) 630-5300. We maintain a website on the Internet at www.icst.com. Our website and the information it contains shall not be deemed to be part of this prospectus.

                                 Risk Factors

     You should carefully consider the following factors in addition to the other information set forth in this prospectus in analyzing an investment in the common stock offered hereby. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are immaterial may also inadvertently impact our business operations. If any of the following risks actually occur, our business, financial condition or results of operations will likely suffer. In such case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock. This prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, as well as those discussed elsewhere in this prospectus.

Fluctuation of Operating Results-Our future operating results are likely to fluctuate and therefore may fail to meet expectations which could cause our stock price to decline.

     Our operating results have varied widely in the past and are likely to do so in the future. In addition, our operating results may not follow any past trends. Our future operating results will depend on many factors and may fail to meet our expectations for a number of reasons, including those set forth in these risk factors. Any failure to meet expectations could cause our stock price to significantly fluctuate or decline.

     Factors that could cause our operating results to fluctuate that relate to our internal operations include:

     .  the need for continual, rapid new product introductions;

     .  changes in our product mix; and

     . our inability to adjust our fixed costs in the face of any declines in sales.

     Factors that could cause our operating results to fluctuate that depend on our suppliers and customers include:

     . the timing of significant product orders, order cancellations and reschedulings;

     . the availability of production capacity and fluctuations in the manufacturing yields at third parties' facilities that manufacture our devices; and

     .  the cost of raw materials and manufacturing services from our suppliers.

     Factors that could cause our operating results to fluctuate that are industry risks include:

     . the cyclical nature of the semiconductor, communications, and consumer and business electronics industries; and

     .  intense competitive pricing pressures.

Cyclical Industry-Downturns in the business cycle could reduce the revenues and profitability of our business.

     The semiconductor, communications, and consumer and business electronics industries are highly cyclical. In 1998, the semiconductor industry experienced a downturn. Our markets may experience other, possibly more severe and prolonged, downturns in the future. We may also experience significant changes in our operating profit margins as a result of variations in sales, changes in product mix, price competition for orders and costs associated with the introduction of new products.

     The markets for our products depend on continued demand for communications applications and consumer and business electronics. There can be no assurance that these end-user markets will not experience changes in demand that will adversely affect our business.

We Depend on Continuous Introduction of New Products Based on the Latest Technology-Our inability to create new products could adversely affect our business.

     The markets for our products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. Product life cycles are continually becoming shorter, which may cause the gross margins of semiconductor products to decline as the next generation of competitive products is introduced. Therefore, our future success is highly dependent upon our ability to continually develop new products using the latest and most cost-effective technologies, introduce them in commercial quantities to the marketplace ahead of the competition and have them selected for inclusion in products of leading systems manufacturers. We cannot assure you that we will be able to regularly develop and introduce such new products on a timely basis or that our products, including recently introduced products, will be selected by systems manufacturers for incorporation into their products. Our failure to develop such new products, to have our products available in commercial quantities ahead of competitive products or to have them selected for inclusion in products of systems manufacturers would have a material adverse effect on our results of operations and financial condition.

     The market for communications applications is characterized by rapidly changing technology and continuing process development. Our future success in the communications applications market depends in part on our ability to design and produce products that meet the changing needs of customers in this market. We can not assure you that we will be able to regularly develop and introduce products that will be selected by communications applications manufacturers for incorporation into their products.


Competition-Our business is very competitive and increased competition could adversely affect us.

     The semiconductor and PC component industries are intensely competitive. Our ability to compete depends heavily upon elements outside our control, such as general economic conditions affecting the semiconductor and PC industries and the introduction of new products and technologies by competitors. Many of our competitors and potential competitors have significant financial, technical, manufacturing and marketing resources. These competitors include major multinational corporations possessing worldwide wafer fabrication and integrated circuit production facilities and diverse, established product lines. Competitors also include emerging companies attempting to obtain a share of the existing market for our current and proposed products. To the extent that our products achieve market acceptance, competitors typically seek to offer competitive products or embark on pricing strategies which, if successful, could have a material adverse effect on our results of operation and financial condition.


We Depend on the PC Industry-Our business could be adversely affected by decline in the PC market.

     A substantial portion of the sales of our products depends largely on sales of PCs and peripherals for PCs. The PC industry is subject to price competition, rapid technological change, evolving standards, short product life cycles and continuous erosion of average selling prices. Should the PC market decline or experience slower growth, then a decline in the order rate for our products could occur. A downturn in the PC market could also affect the financial health of some of our customers, which could affect our ability to collect outstanding accounts receivable from such customers.

We Depend on Outside Wafer Foundries and Assemblers-Our inability to obtain wafers and assemblers could seriously affect our operations.

     We currently depend entirely upon third-party suppliers for the manufacture of the silicon wafers from which our finished integrated circuits are manufactured and for the packaging of finished integrated circuits from silicon wafers.

     We cannot assure you that we will be able to obtain adequate quantities of processed silicon wafers within a reasonable period of time or at commercially reasonable rates. In the past, the semiconductor industry has experienced disruptions from time to time in the supply of processed silicon wafers due to quality or yield problems or capacity limitations. Virtually all of our wafers are manufactured by three outside foundries. If one or more of these foundries is unable or unwilling to produce adequate supplies of processed wafers on a timely basis, it could cause significant delays and expense in locating a new foundry and redesigning circuits to be compatible with the new manufacturer's processes and, consequently, could have a material adverse effect on our results of operations and financial condition.

     We also rely entirely upon third parties for the assembly of our finished integrated circuits from processed silicon wafers. We currently rely on four assemblers, two of which produce most of our finished integrated circuits. While we believe that there is typically a greater availability of assemblers than silicon wafer foundries, we could nonetheless incur significant delays and expense if one or more of the assemblers upon which we currently rely are unable or unwilling to assemble finished integrated circuits from silicon wafers.

International Business Activities-Our business could be adversely affected by changes in political and economic conditions abroad.

     For the fiscal years 1997, 1998 and 1999, we generated approximately 60.3%, 58.8% and 68.8% of our revenue, respectively, from international markets. These sales were generated primarily from customers in the Pacific Rim region and included sales to foreign corporations, as well as to foreign subsidiaries of U.S. corporations. We estimate that in fiscal year 1999, approximately one-half of our sales in international markets were to foreign subsidiaries of U.S. corporations, with the bulk of them being in Taiwan. In addition, certain of our international sales are to customers in the Pacific Rim region, who in turn sell some of their products to North America, Europe and other non-Asian markets.

     In addition, two of our wafer suppliers and all of our assemblers are located in the Pacific Rim region. There can be no assurance that the effect of an economic crisis on our suppliers will not impact our wafer supply or assembly operations, or that the effect on our customers in that region will not adversely affect both the demand for our products and the collectibility of our receivables.

     Our international business activities in general are subject to a variety of potential risks resulting from certain political, economic and other uncertainties including, without limitation, political risks relating to a substantial number of our customers being in Taiwan. Certain aspects of our operations are subject to governmental regulations in the countries in which we do business, including those relating to currency conversion and repatriation, taxation of our earnings and earnings of our personnel, and our use of local employees and suppliers. Our operations are also subject to the risk of changes in laws and policies in the various jurisdictions in which we do business, which may impose restrictions on us. We cannot determine to what extent our future operations and earnings may be affected by new laws, new regulations, changes in or new interpretations of existing laws or regulations or other consequences of doing business outside the U.S.

     Our activities outside the U.S. are subject to additional risks associated with fluctuating currency values and exchange rates, hard currency shortages and controls on currency exchange. Additionally, worldwide semiconductor pricing is influenced by currency fluctuations and the devaluation of foreign currencies could have a significant impact on the prices of our products if our competitors offer products at significantly lower prices in an effort to maximize cash flows to finance short-term, dollar denominated obligations; such devaluation could also impact the competitive position of our customers in Taiwan and elsewhere, which could impact our sales. Currently, we do not engage in currency hedging activities as all transactions are denominated in U.S. dollars.

Risks Related to Future Acquisitions-We may make acquisitions which could subject us to a number of operational risks.

     In order to grow our business and maintain our competitive position, we may acquire other businesses in the future. We cannot predict whether or when any acquisitions will occur. Acquisitions commonly involve certain risks, and we cannot assure you that we will make any acquisitions or that any acquired business will be successfully integrated into our operations or will perform as we expect. Any future acquisitions could involve certain other risks, including the assumption of additional liabilities, potentially dilutive issuances of equity securities and diversion of management's attention from other business concerns. Furthermore, we may issue equity securities or incur debt to pay for any future acquisitions. If we issue equity securities, your percentage ownership of our company would be reduced. We may also enter into joint venture transactions. Joint ventures have the added risk that the other joint venture partners may have economic, business or legal interests or objectives that are inconsistent with our interests and objectives. We may also have to fulfill our joint venture partners' economic or other obligations if they fail to do so.

We Depend on Patents, Trade Secrets and Proprietary Technology-Our inability to secure our intellectual property could adversely affect our business.

     We hold several patents as well as copyrights, mask works and trademarks with respect to various products and expect to continue to file applications for them in the future as a means of protecting our technology and market position. In addition, we seek to protect our proprietary information and know-how through the use of trade secrets, confidentiality agreements and other similar security measures. With respect to patents, there can be no assurance that any applications for patent protection will be granted, or, if granted, will offer meaningful protection. Additionally, there can be no assurance that competitors will not develop, patent or gain access to similar know-how and technology, or reverse engineer our products, or that any confidentiality agreements upon which we rely to protect our trade secrets and other proprietary information will be adequate to protect our proprietary technology. The occurrence of any such events could have a material adverse effect on our results of operations and financial condition.

     Patents covering a variety of semiconductor designs and processes are held by various companies. We have from time to time received, and may in the future receive, communications from third parties claiming that we may be infringing certain of such parties' patents and other intellectual property rights. Any infringement claim or other litigation against or by us could have a material adverse effect on our results of operations and financial condition.

     Virtually all of our key engineers worked at other companies or at universities and research institutions before joining us. Disputes may arise as to whether technology developed by such engineers was first discovered when they were employed by or associated with other institutions in a manner that would give third parties rights to such technology superior to our rights, if any. Disputes of this nature have occurred in the past, and are expected to continue to arise in the future, and there can be no assurance that we will prevail in these disputes. To the extent that consultants, vendors or other third parties apply technological information independently developed by them or by others to our proposed products, disputes may also arise as to the proprietary rights to such information, which may not be resolved in our favor.

We Depend upon Key Management-Our loss of certain key members of management could negatively impact our business prospects.

     We are dependent upon our ability to attract and retain highly-skilled technical and managerial personnel. We believe that our future success in developing marketable products and achieving a competitive position will depend in large part upon whether we can attract and retain skilled personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting and retaining the personnel we require to successfully develop new and enhanced products and to continue to grow and operate profitably. Furthermore, retention of scientific and engineering personnel in our industry typically requires us to present attractive compensation packages, including stock option grants.

Product Liability Exposure and Potential Unavailability of Insurance-Some of our products may be subject to product liability claims.

     Certain of our custom integrated circuits products are sold into medical markets for applications which include blood glucose measurement devices and hearing aids. In certain cases, we have provided or received indemnities with respect to possible third-party claims arising from these products. Although we believe that exposure to third-party claims has been minimized, there can be no assurance that we will not be subject to third-party claims in these or other applications or that any indemnification or insurance available to us will be adequate to protect us from liability. A product liability claim, product recall or other claim, as well as any claims for uninsured liabilities or in excess of insured liabilities, could have a material adverse effect on our results of operations and financial condition.

Investment funds affiliated with Bain Capital have significant influence over our business and could delay, deter or prevent a change of control or other business combination.

     Investment funds affiliated with Bain Capital hold in the aggregate approximately 42.5% of our outstanding common stock. In addition, one of the directors is a representative of Bain Capital. By virtue of such stock ownership, these investment funds have a significant influence over all matters submitted to our shareholders, including the election of our directors, and will continue to exercise significant control over our business, policies and affairs. Such concentration of voting power could have the effect of delaying, deterring or preventing a change of control of our company or other business combination that might otherwise be beneficial to shareholders.

Provisions of our charter documents and Pennsylvania law could discourage potential acquisition proposals and could delay, deter or prevent a change in control.

     Provisions of our articles of incorporation and by-laws may inhibit changes in control of our company not approved by our board of directors and would limit the circumstances in which a premium may be paid for the common stock in proposed transactions, or a proxy contest for control of the board may be initiated. These provisions provide for:

     . the authority of our board of directors to issue, without shareholder approval, preferred stock with such terms as our board of directors determines;

     .  classified board of directors;

     .  a prohibition on shareholder action through written consents;

     . a requirement that special meetings of shareholders be called only by our chief executive officer or board of directors; and

     .  advance notice requirements for shareholder proposals and nominations.

     Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law of 1988 prohibits certain transactions with a 20% shareholder, an "interested shareholder," for a period of five years after the date any shareholder becomes an interested shareholder unless the interested shareholder's acquisition of 20% or more of the common stock is approved by our board of directors. This provision may discourage potential acquisition proposals and limit the circumstances in which a premium may be paid for our company.

Future sales by our existing shareholders could adversely affect the market price of our common stock.

     Future sales of the shares of common stock held by existing shareholders could have a material adverse effect on the market price of our common stock. We expect that:

     . 51,751,564 shares of common stock held by our existing shareholders will be eligible for sale into the public market, subject to compliance with the resale volume limitations and other restrictions of Rule 144 under the Securities Act, beginning on November 18, 2000.

     On November 18, 2000, the holders of an aggregate of approximately 51,751,564 shares of common stock will have limited rights to require us to register their shares of common stock under the Securities Act at our expense.

There may not be an active market for our common stock, making it difficult to sell the stock you purchase.

     Prior to our initial public offering, there was no public market for our common stock. We cannot assure you that an active trading market for our common stock will be sustained. We cannot assure you that the price of our common stock available in the public market will reflect our actual financial performance.

Our stock price could be volatile and could drop unexpectedly.

     Historically, stock prices and trading volumes for newly public companies fluctuate widely for a number of reasons, including some reasons that may be unrelated to their businesses or results of operations. This type of market volatility could depress the price of our common stock without regard to our operating performance. In addition, our operating results may be below the expectations of public market analysts or investors. If this were to occur, the market price of our common stock could decrease, perhaps significantly.

The forward-looking statements contained in this prospectus are based on our predictions of future performance. As a result, you should not place undue reliance on these forward-looking statements.

     This prospectus contains forward-looking statements, including, without limitation, statements concerning the conditions in the semiconductor and semiconductor capital equipment industries, our operations, economic performance and financial condition, including in particular statements relating to our business and growth strategy and product development efforts. The words "believe," "expect," "anticipate," "intend" and other similar expressions generally identify forward-looking statements. Potential investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including, without limitation, those identified under this "Risk Factors" section and elsewhere in this prospectus and other risks and uncertainties indicated from time to time in our filings with the SEC. Actual results could differ materially from these forward-looking statements. In addition, important factors to consider in evaluating such forward-looking statements include changes in external market factors, changes in our business or growth strategy or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the matters referred to in the forward-looking statements contained in this prospectus will in fact occur.

     We do not undertake to update our forward-looking statements or risk factors to reflect future events or circumstances.

                              Selling Shareholders

     The selling shareholders acquired beneficial ownership of all the shares listed below through stock options granted under our 1999 Stock Option Plan. None of the selling shareholders are affiliates of ICS. The following table shows the names of the selling shareholders and the number of shares of common stock that they may sell from time to time under this prospectus. To our knowledge, the selling shareholders do not beneficially own any other securities of ICS.

     We may amend or supplement this prospectus from time to time in the future to update or change this list of selling shareholders and shares which may be resold.

          Name of Selling Shareholder        Number of Shares of Common Stock

          Michel Charbonnier                            12,706
          Chad Nichols                                   4,234
          Barbara Wahli                                    635

                             Plan of Distribution

     The selling shareholders may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the Nasdaq National Market. Sales are anticipated to be made at prices prevailing in the Nasdaq National Market at the times of such sales. The selling shareholders may also make private sales directly or through a broker or brokers, who may act as agent or principal. Further, they may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the selling shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The amount of securities to be reoffered or resold by means of this prospectus, by each person, and any other person with whom he or she is acting in concert for the propose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholders (and, if such broker acts as agent for the purchaser of such shares, for such purchaser). Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with them to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to them. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the Nasdaq National Market or any other over the counter market or stock exchange, if any, in which our shares are traded, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

     We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders and have informed them of the possible need for delivery of copies of this prospectus to purchasers on or prior to sales of the shares offered under this prospectus. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

     Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sole under those rules rather than pursuant to this prospectus.

     There can be no assurance that the selling shareholders will sell any or all of the shares of common stock offered under this prospectus.

               Incorporation of Certain Documents by Reference.

     The following documents filed by ICS with the Securities and Exchange Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

     (a) Our prospectus filed pursuant to Rule 424(b)(3) on May 24, 2000 (File No. 333-33318).

     (b) Our Quarterly Reports on Form 10-Q for the quarterly periods ended October 2, 1999, January 1, 2000 and April 1, 2000.

     (c) The description of our common stock, par value $0.01 per share contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on March 27, 2000.

     (d) All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

           Indemnification and the SEC's Position on Enforceability

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the following provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Pennsylvania Business Corporation Law of 1988, as amended contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Article VI of our Bylaws provides in general that we will indemnify our officers and directors to the fullest extent permitted by Pennsylvania law. It is our policy that indemnification of, and advancement of expenses to, our directors and officers shall be made to the fullest extent permitted by law. We will pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending a proceeding, in advance of the final disposition of such action or proceeding.

                      Where You Can Find More Information

     We are currently subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

     We have filed with the SEC a registration statement on Form S-8 (the "Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the shares of common stock offered hereby. This Reoffer Prospectus, which constitutes part of the Registration Statement, does not contain all the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the Registration Statement. Statements made in this Reoffer Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone number: 1-800-SEC-0330), at the Regional Offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

     Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Corporation") will furnish without charge to each person to whom the prospectus is delivered, on the oral or written request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents). Requests should be directed to Integrated Circuit Systems, Inc., 2435 Boulevard of the Generals, Norristown, Pennsylvania 19403. Attention: Hock
E. Tan, telephone number: (610) 630-5300.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

     (a) The Corporation's Prospectus filed pursuant to Rule 424(b)(3) on May 24, 2000 (File No. 333-33318).

     (b) The Corporation's Quarterly Reports on Form 10-Q for the quarterly periods ended October 2, 1999, January 1, 2000 and April 1, 2000.

     (c) The description of the Corporation's common stock, par value $0.01 per share (the "Common Stock") contained in Item 1 of the Corporation's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), on March 27, 2000.

     (d) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Corporation is incorporated under the laws of the Commonwealth of Pennsylvania. Sections 1741 through 1750 of Chapter 17, Subchapter D, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification of expenses actually and reasonably incurred is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding.

     Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

     Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

     Section 1747 also grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

     Section 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     For information regarding provisions under which a director or officer of the Corporation may be insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to Article VI of the Corporation's Bylaws, which provides in general that the Corporation shall indemnify its officers and directors to the fullest extent permitted by Pennsylvania law.

     It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law. The Corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending a proceeding, in advance of the final disposition of such action or proceeding.

     The Corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Bylaws or under any provision of the BCL or other applicable law.

     The Corporation currently provides insurance coverage to its directors and officers for up to $20 million.

     The Corporation also has Indemnification Agreements with its officers and directors. The Indemnification Agreements require that the Corporation advance to any covered officer or director the expenses to investigate, defend, settle or appeal any proceeding. The Indemnification Agreements also require the Corporation to maintain directors' and officers' liability insurance to cover actions of the officers and directors who are parties to the Indemnification Agreement. Whether a claim against an officer or director should be indemnified by the Corporation can be decided, at the option of the officer or director, by an attorney or law firm which has no conflict of interest in the matter, or by the disinterested members of the Board of Directors. If the determination is made that the officer or director is not entitled to indemnification, the officer or director has the right to apply to the judicial system for a determination that he is entitled to indemnification. In the event of a change of control of the Corporation, an attorney or law firm which has no conflict of interest in the matter shall issue an opinion as to the right to indemnification of the officer or director. Alternatively, upon a change in control the officer or director may submit the question of indemnification to a panel of arbitrators.

     The Indemnification Agreements also prohibit a cause of action from being asserted against an officer or director who is a party to the agreement by the Corporation or a shareholder on behalf of the Corporation more than one year after the conduct of the officer or director that would give rise to liability. The Corporation shall not be required to indemnify an officer or director who settles a proceeding without the written consent of the Corporation. Indemnification of officers and directors from liability under the Securities Act of 1933 is unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     *4.1 Amended and Restated Articles of Incorporation of the Corporation.

     *4.2 Amended and Restated By-Laws of the Corporation.

     *4.3 Form of certificate representing shares of common stock.

     *4.4 1999 Stock Option Plan.

      5.1 Opinion of Pepper Hamilton LLP with respect to the legality of the shares of the common stock being registered hereby.

     23.1 Consent of KPMG LLP.

     23.2 Consent of Pepper Hamilton LLP (included in opinion filed as Exhibit 5.1).

     24.1 Powers of Attorney (included on signature page).

_____________________

*Incorporated by reference to the Registration Statement of the Corporation on Form S-1 (File No. 333-33318) filed on May 22, 2000.

Item 9.  Undertakings.

     (a) The undersigned Corporation hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norristown, Commonwealth of Pennsylvania, on July 27, 2000.

                                 INTEGRATED CIRCUIT SYSTEMS, INC.


                                 By: /s/ Justine F. Lien
                                     -----------------------------
                                         Justine F. Lien
                                       Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hock E. Tan and Justine F. Lien, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact an agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                           *     *     *     *     *


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

       SIGNATURE                                           TITLE                                    DATE
----------------------------------------      ---------------------------------------------    --------------
                                              (Principal Executive Officer)                    July 27, 2000
     /s/ Hock E. Tan                          President, Chief Executive Officer & Director
----------------------------------------
         Hock E. Tan

                                              (Principal Financial Officer & Principal         July 27, 2000
     /s/ Justine F. Lien                      Accounting Officer)
----------------------------------------      Chief Financial Officer
         Justine F. Lien

                                              Director                                         July 27, 2000
     /s/ Henry I. Boreen
----------------------------------------
         Henry I. Boreen

                                              Director                                         July 27, 2000
     /s/ David Dominik
----------------------------------------
         David Dominik

                                              Director                                         July 27, 2000
     /s/ Michael A. Krupka
----------------------------------------
         Michael A. Krupka

                                              Director                                         July 27, 2000
     /s/ Prescott Ashe
----------------------------------------
         Prescott Ashe

                                              Director                                         July 27, 2000

     /s/ John D. Howard
----------------------------------------
         John D. Howard

                                 EXHIBIT INDEX



EXHIBIT
  NO.                                 DESCRIPTION OF DOCUMENT
-------        ---------------------------------------------------------------

  *4.1         Amended and Restated Articles of Incorporation of the
               Corporation.

  *4.2         Amended and Restated By-Laws of the Corporation.

  *4.3         Form of certificate representing shares of common stock.

  *4.4         1999 Stock Option Plan.

   5.1 Opinion of Pepper Hamilton LLP with respect to the legality of the shares of the common stock being registered hereby.

  23.1         Consent of KPMG LLP.

  23.2         Consent of Pepper Hamilton LLP (included in opinion filed as
               Exhibit 5.1).

  24.1         Powers of Attorney (included on signature page).
-----------------------
* Incorporated by reference to the Registration Statement of the Corporation on Form S-1 (File No. 333-33318 filed on May 22, 2000).



                                      -16-